                                                                     EXHIBIT 3.2





                             RESTATED AND AMENDED

                                    BYLAWS

                                      OF

                               CRAIG CORPORATION
                              A Nevada Corporation

                          AMENDED AND RESTATED BYLAWS

                                      OF

                               CRAIG CORPORATION

                             A Nevada Corporation


                               TABLE OF CONTENTS


Page
----
ARTICLE  I         STOCKHOLDERS...............................................   1
  Section 1        Annual Meeting.............................................   1
  Section 2        Special Meetings...........................................   1
  Section 3        Notice of Meetings.........................................   1
  Section 4        Place of Meetings..........................................   1
  Section 5        Quorum; Adjourned Meetings.................................   1
  Section 6        Voting.....................................................   1
  Section 7        Proxies....................................................   1
  Section 8        Action Without Meeting.....................................   1
ARTICLE  II        DIRECTORS..................................................   1
  Section 1        Management of Corporation..................................   1
  Section 2        Number, Tenure, and Qualifications.........................   1
  Section 3        Nomination of Stockholders.................................   1
  Section 4        Chairman of the Board......................................   1
  Section 5        Vacancies..................................................   1
  Section 6        Annual and Regular Meetings................................   1
  Section 7        First Meeting..............................................   1
  Section 8        Special Meetings...........................................   1
  Section 9        Business of Meetings.......................................   1
  Section 10       Quorum; Adjourned Meetings.................................   1
  Section 11       Committees.................................................   1
  Section 12       Action Without Meeting; Telephone Meetings.................   1
  Section 13       Special Compensation.......................................   1
ARTICLE  III       NOTICES....................................................   1
  Section 1        Notice of Meetings.........................................   1
  Section 2        Effect of Irregularly Called Meetings......................   1
  Section 3        Waiver of Notice...........................................   1

Page
----
ARTICLE  IV        OFFICERS...................................................   1
  Section 1        Election...................................................   1
  Section 2        Chairman of the Board......................................   1
  Section 3        President..................................................   1
  Section 4        Vice-President.............................................   1
  Section 5        Secretary..................................................   1
  Section 6        Assistant Secretaries......................................   1
  Section 7        Treasurer..................................................   1
  Section 8        Assistant Treasurers.......................................   1
  Section 9        Compensation...............................................   1
  Section 10       Removal; Resignation.......................................   1
  Section 11       Vacancies..................................................   1
ARTICLE  V         CAPITAL STOCK..............................................   1
  Section 1        Certificates...............................................   1
  Section 2        Surrendered; Lost or Destroyed Certificates................   1
  Section 3        Regulations................................................   1
  Section 4        Record Date................................................   1
  Section 5        Registered Owner...........................................   1
ARTICLE  VI        GENERAL PROVISIONS.........................................   1
  Section 1        Registered Office..........................................   1
  Section 2        Checks; Notes..............................................   1
  Section 3        Fiscal Year................................................   1
  Section 4        Stock of Other Corporations or Other Interests.............   1
  Section 5        Corporate Seal.............................................   1
ARTICLE  VII       INDEMNIFICATION............................................   1
  Section 1        Indemnification of Officers, Directors Employees and Agents   1
  Section 2        Insurance..................................................   1
  Section 3        General Provisions Regarding Indemnification...............   1
  Section 4        Further Bylaws.............................................   1
ARTICLE  VIII      AMENDMENTS.................................................   1
  Section 1        Amendments by Stockholders.................................   1
  Section 2        Amendments by Board of Directors...........................   1

                             AMENDED AND RESTATED

                                   BYLAWS/1/

                                      OF

                               CRAIG CORPORATION

                             A Nevada Corporation


                                  ARTICLE  I
                                 STOCKHOLDERS


Section 1  Annual Meeting

     Annual meetings of the stockholders, commencing with the year 2000, shall be held at such time as may be set by the Board of Directors/2/ from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.



Section 2  Special Meetings

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, if any, the President or the Secretary at the written request of a majority of the Board of Directors or at the written request of stockholders owning outstanding shares representing a majority of the voting power of the Corporation.

Section 3  Notice of Meetings

     Written notice of stockholders meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by statute.



-------------------
/1/ These Amended and Restated Bylaws are hereinafter referred to as the Bylaws. /2/ The "Board" and "Board of Directors" are hereinafter used in reference to the Board of Directors of Craig Corporation.

Section 4  Place of Meetings

     All annual meetings of the stockholders shall be held at the registered office of the Corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5  Quorum; Adjourned Meetings

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.
If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6  Voting

     Except as otherwise provided by statute or the Articles of Incorporation or these Bylaws, and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given matter by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such matter. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

Section 7  Proxies

     At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 8  Action Without Meeting

     Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes governing the Corporation or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE  II
                                   DIRECTORS

Section 1  Management of Corporation

     The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2  Number, Tenure, and Qualifications

     The number of directors, which shall constitute the whole board, shall be five. The number of directors may from time to time be increased or decreased to not less than one nor more than ten by action of the Board of Directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of the stockholders and, except as provided in Section 5 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3  Nomination of Stockholders

     No stockholder shall be permitted to nominate a candidate for election as a director at any annual meeting unless such stockholder shall provide in writing, not later than one hundred twenty days before the first anniversary of the preceding annual meeting of the stockholders, to the Nominating Committee of the Board of Directors or, in the absence of such committee, to the Secretary of the Corporation, information about such candidate which, were such candidate a nominee of the Board of Directors for whom the Corporation solicited proxies, would be required to be disclosed in the proxy materials pursuant to which such proxies would be solicited as set forth in Items 7-8 of Schedule 14A promulgated by the Securities and Exchange Commission, or any successor provisions.

Section 4  Chairman of the Board

     The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. The Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 5  Vacancies

     Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of no less than two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by written consent filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

     If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 6  Annual and Regular Meetings

     Annual and regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada, which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, annual and regular meetings shall be held at the registered office of the Corporation. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 7  First Meeting

     The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 8  Special Meetings

     Special meetings of the Board of Directors may be called by the Board of Directors or the President, the Secretary or any two of the directors then in office.

     The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of the special meetings of the Board of Directors by telecopy or electronic mail at least forty-eight hours before the meeting, or by mail at least two days before the meeting, or by telegram, cable, radiogram or personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 9  Business of Meetings

     The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10  Quorum; Adjourned Meetings

     A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting.

     A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

     Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

     Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place are fixed at the meeting adjourned.

Section 11  Committees

     The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least two or more directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

     The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 12  Action Without Meeting; Telephone Meetings

     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Nothing contained in these Bylaws shall be deemed to restrict the powers of members of the Board of Directors, or any committee thereof, to participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment whereby all persons participating in the meeting can hear each other.

Section 13  Special Compensation

     The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like reimbursement and compensation for attending committee meetings.

                                 ARTICLE  III
                                    NOTICES

Section 1  Notice of Meetings

     Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee. Notice to directors may also be given by telegram.

Section 2  Effect of Irregularly Called Meetings

     Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3  Waiver of Notice

     Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE  IV
                                    OFFICERS

Section 1  Election

     The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, and such other officers with such titles and duties as the Board of Directors may determine, none of whom need be directors. Any person may hold one or more offices and each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.

Section 2  Chairman of the Board

     The Board of Directors at its first annual meeting after each annual meeting of the stockholders may choose a Chairman of the Board from among the directors of the Corporation. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3  President

     The President shall be the chief operating officer of the Corporation and shall have active management of the business of the Corporation. The President shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.

Section 4  Vice-President

     The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice-President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 5  Secretary

     The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 6  Assistant Secretaries

     The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 7  Treasurer

     The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

Section 8  Assistant Treasurers

     The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 9  Compensation

     The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 10  Removal; Resignation

     The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors, or any member of a committee, may be removed at any time, with or without cause, by the Board of Directors by a vote of not less than a majority of the entire Board at any meeting thereof or by written consent. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 11  Vacancies

     Any vacancy in the office of any director or officer through death, resignation, removal, disqualification or other cause and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum) or, in the case of any vacancy in the office of any director, by the stockholders and subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.

                                  ARTICLE  V
                                 CAPITAL STOCK

Section 1  Certificates

     Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such person in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock; provided, however, that except as otherwise provided in NRS 78.242, in lieu of the forgoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of the various classes or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2  Surrendered; Lost or Destroyed Certificates

     The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3  Regulations

     The Board of Directors shall have the power and authority to make all such rules and regulations and procedures as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

Section 4  Record Date

     The Board of Directors may fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5  Registered Owner

     The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE  VI
                               GENERAL PROVISIONS

Section 1  Registered Office

     The registered office of the Corporation shall be in the County of Clark, State of Nevada. The principal office of the Corporation shall be located in the County of Los Angeles, State of California.

     The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

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Section 2  Checks; Notes

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3  Fiscal Year

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4  Stock of Other Corporations or Other Interests

     Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such other attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of the Corporation to attend and to act an vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary or other such attorneys or agents may also execute and deliver on behalf of the Corporation, powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Corporation.

Section 5  Corporate Seal

     The corporation will have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                 ARTICLE  VII
                                INDEMNIFICATION

Section 1  Indemnification of Officers, Directors Employees and Agents

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or

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upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made with respect to any claim issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of competent jurisdiction or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

     To the extent that a person who is a director or officer of the Corporation, or is a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which he is serving at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the director or officer is proper under the circumstances because he met the applicable standard of conduct set forth in this Article VII. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not attainable, or, even if attainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon a receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

     Persons who are not directors or officers of the Corporation but who are employees or agents of the Corporation or who are serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be indemnified to the extent authorized at any time, or from time, to time by the Board of Directors of the Corporation, upon a determination that indemnification of the employee or agent is proper under the circumstances because he has met the applicable standard of conduct set forth in this Article VII. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not attainable, or, even if attainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

     The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any person so indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in some other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 2  Insurance

     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability pursuant to the provisions of this Article VII or Section 78.752 of the NRS.

Section 3  General Provisions Regarding Indemnification

     For purposes of this Article VII, references to the "Corporation" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation partnership joint venture trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     The invalidity or enforceability of any provision of this Article VII shall not affect the validity or enforceability of any other provision hereof.

Section 4  Further Bylaws

     The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada.

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                                 ARTICLE  VIII
                                   AMENDMENTS

Section 1  Amendments by Stockholders

     The Bylaws may be amended by the stockholders at any annual or special meeting of the stockholders by a majority vote, provided notice of intention to amend or repeal shall have been contained in the notice of such meeting.

Section 2  Amendments by Board of Directors

     The Board of Directors at any regular or special meeting by a majority vote may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws, which shall not be amended by the Board of Directors.

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                           CERTIFICATE OF SECRETARY

     I, the Undersigned, hereby certify that I am the duly elected and qualified Secretary of Craig Corporation, a Nevada corporation (the "Company"), and that the foregoing Amended and Restated Bylaws, consisting of 16 pages (including cover page and table of contents), constitute the code of Bylaws of the Company as duly adopted by the unanimous written consent of the Board of Directors as of _____________ ___, 1999.

     In Witness Whereof, I have hereunto subscribed my name this ________ day of _______ 1999.

                                   --------------------------------------
                                   , Secretary